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                                                                    EXHIBIT 99.2

I. The Parties
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Borrower:                     Interstate FiberNet, Inc., a Delaware corporation
                              (a wholly owned subsidiary of ITC/\DeltaCom, Inc.)

Joint Lead Arranger and
Joint Book-Runner:            Morgan Stanley Senior Funding, Inc. ("MSSF")

Joint Lead Arranger and
Joint Book-Runner:            Bank of America ("BofA") or one of its affiliates.

Administrative Agent:         MSSF

Syndication Agent:            BofA or one of its affiliates

Documentation Agent:          Goldman Sachs Credit Partners L.P. ("GSCP") or one
                              of its affiliates.

Lenders: MSSF, BofA, GSCP and a syndicate of financial institutions and institutional lenders lead arranged by MSSF and BofA with the consent of the Borrower (which consent cannot be unreasonably withheld).

Guarantors:                   All obligations under the Senior Bank Financing
                              shall be unconditionally guaranteed by the Parent and each of the Parent's direct and indirect wholly-owned subsidiaries (other than the Borrower and any entity that is a controlled foreign corporation ("CFC") under Section 957 of the Internal Revenue Code (the Parent and all of such subsidiaries being, collectively, the
                              "Guarantors")), subject to customary exceptions and exclusions and release mechanics for transactions of this type.

II.  Description of Credit Facilities Comprising the Senior Bank Financing
     ---------------------------------------------------------------------

Tranche 1 Term B Facility:    $100 million Tranche 1 Term B Facility.

Maturity and Amortization:    The final maturity of the Tranche 1 Term B
                              Facility shall be the date which occurs 7 and 1/2 years after the Closing Date. The loans under the Tranche 1 Term B Facility (the "Tranche 1 Loans") shall amortize in quarterly amounts to be mutually agreed upon (with the final such installment payable on the 90/th/month anniversary of the Closing Date); provided, however, that (i) if the Borrower's convertible debt securities due in May
                              2006 are not converted or refinanced in full on terms and conditions reasonably satisfactory to the Lenders on or prior to April 15, 2006, the

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                              Tranche 1 Loans shall be due and payable in full
                              on April 15, 2006 and (ii) if the Borrower's senior subordinated notes due in May 2007 are not refinanced in full on terms and conditions reasonably satisfactory to the Lenders on or prior to April 15, 2007, the Tranche 1 Loans shall be due and payable in full on April 15, 2007.

Tranche 2 Term B
Loan Facility:                $60 million Tranche 2 Term B Facility.

Maturity and Amortization:    The final maturity of the Tranche 2 Term B
                              Facility shall be the date which occurs 7 and 1/2 years after the Closing Date. The loans under Tranche 2 Term B Facility (the "Tranche 2 Loans";
                              together with the Tranche 1 Loans, the "Term B
                              Loans") shall amortize in quarterly amounts to be mutually agreed upon (with the final such installment payable on the 90th month anniversary of the Closing Date); provided, however, that (i) if the Borrower's convertible debt securities due in May 2006 are not converted or refinanced in full on terms and conditions reasonably satisfactory to the Lenders on or prior to April
                              15, 2006, the Tranche 1 Loans shall be due and payable in full on April 15, 2006 and (ii) if the Borrower's senior subordinated notes due in May
                              2007 are not refinanced in full on terms and conditions reasonably satisfactory to the Lenders on or prior to April 15, 2007, the Tranche 2 Loans shall be due and payable in full on April 15, 2007.

Use of Proceeds:              The Tranche 1 Loans shall be utilized (x) to
                              finance working capital, capital expenditures
                              (including the build-out of the collocation and data services businesses) and other general corporate purposes, (y) to finance, in part, the Transaction and (z) to pay fees and expenses incurred in connection with the Transaction. The
                              Tranche 2 Loans shall be utilized solely to finance the purchase of equipment.

Availability:                 Term B Loans may only be borrowed on the Closing
                              Date. No amount of Term B Loans once repaid may be reborrowed. The proceeds from the Tranche 2 Loans shall be deposited into an escrow account on terms and conditions mutually agreed by the Borrower and the Lenders and shall be released from escrow from time to time to finance the purchase of equipment.

III. Terms Applicable to the Entire Senior Bank Financing
     ----------------------------------------------------

Closing Date                  On or before March 31, 2000.

                                       2
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Security:                     The Borrower and each of the Guarantors shall
                              grant the Administrative Agent and the Lenders a valid and perfected first priority (subject to certain exceptions to be set forth in the loan documentation) lien and security interest in all of the following:

                                   (a)  All shares of capital stock (or other
                                        ownership interests in) and intercompany debt held and/or owned by the Borrower and each present and future subsidiary of the Borrower or such Guarantor, limited, in the case of each CFC, to 66% of the voting stock of such entity.

                                   (b)  All present and future property and
                                        assets, real and personal, of the
                                        Borrower or such Guarantor, including,
                                        but not limited to, machinery and
                                        equipment, inventory and other goods,
                                        accounts receivable, owned real estate,
                                        leaseholds, fixtures, bank accounts,
                                        general intangibles, license rights,
                                        patents, trademarks, tradenames,
                                        copyrights, chattel paper, insurance
                                        proceeds, contract rights, hedge
                                        agreements, documents, instruments,
                                        indemnification rights, tax refunds and
                                        cash.

                                   (c)  All proceeds and products of the
                                        property and assets described in clauses
                                        (a) and (b) above.

                              At the reasonable request of the Borrower made prior to the Closing Date, assets will be excluded from the collateral in circumstances where the Joint Lead Arrangers and the Borrower determine that the economic detriment to the Borrower of taking security interests in such assets would be excessive in view of the related benefits to be received by the Lenders.

                              The Tranche 2 Loans shall be secured solely by the equipment purchased with the proceeds of the Tranche 2 Loans until such time as the relevant restrictions contained in the public debt indentures of the Parent or any other agreements now or hereafter in effect are no longer applicable and thereafter shall be secured by all of the assets of the Borrower and the Guarantors (provided that any indenture or other agreement entered into after the date of the Commitment Letter shall not be more restrictive in respect of liens securing the Credit Facilities than the least restrictive indenture or other agreement in effect on the date of the Commitment Letter). The Tranche 1 Loans shall be secured by all of the other assets of the Borrower and the Guarantors.

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Interest Rates:               At the option of the Borrower, Loans may be
                              maintained from time to time as (x) Base Rate Loans which shall bear interest at the Applicable Margin in excess of the Base Rate in effect from time to time or (y) Eurodollar Loans which shall bear interest at the Applicable Margin in excess of the Eurodollar Rate (adjusted for maximum reserves) as determined by the Administrative Agent for the respective interest period.

                              "Base Rate" shall mean the higher of (x) 1/2 of 1% in excess of the federal funds rate and (y) the rate that the Administrative Agent announces from time to time as its prime or base commercial lending rate, as in effect from time to time.

                              The "Applicable Margin" means at any time (i) for Eurodollar Loans, TBD% per annum and (ii) for Base Rate Loans, TBD% per annum.

                              During the continuance of any default under the loan documentation, the Applicable Margin on all obligations owing under the loan documentation shall increase by 2% per annum.

                              Interest periods of 1, 2, 3 and 6 months shall be available in the case of Eurodollar Loans.

                              Interest in respect of Base Rate Loans shall be payable quarterly in arrears on the last business day of each quarter. Interest in respect of Eurodollar Loans shall be payable in arrears at the end of the applicable interest period and every three months in the case of interest periods in excess of three months. Interest will also be payable at the time of repayment of any Loans, and at maturity. All interest and commitment fee and other fee calculations shall be based on a 360-day year, provided that interest calculated by reference to the Base Rate shall be based on a 365/366-day year.

Joint Lead Arrangers
and Administrative
Agent Fees:                   MSSF, BofA and the Administrative Agent shall
                              receive such fees as have been separately agreed upon with the Borrower.

Voluntary Prepayment:         The Borrower may, upon at least one business day's
                              notice in the case of Base Rate Loans and three business days' notice in the case of Eurodollar
                              Loans, prepay, in full or in part, the Senior Bank
                              Financing without premium or penalty (except as set forth below); provided, however, that each partial prepayment shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof; provided further that any such prepayment of

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                              Eurodollar Loans shall be made together with
                              reimbursement for any funding losses of the Lenders resulting therefrom. Any voluntary prepayment of the Term B Loans (u) during the first year following the Closing Date, shall be made at 103% of the principal amount so prepaid,
                              (v) during the first six months of the second year following the Closing Date, shall be made at 102% of the principal amount so prepaid, (w) during the second six months of the second year following the Closing Date, shall be made at 101.5% of the principal amount so prepaid, (x) during the first six months of the third year following the Closing Date, shall be made at 101% of the principal amount so prepaid, and (y) during the second six months of the third year following the Closing Date, shall be made at 100.5% of the principal amount so prepaid and (z) thereafter shall be made at 100% of the principal amount so prepaid.

Mandatory Prepayment
 and Commitment
 Reduction:                   All net cash proceeds (a) from sales of property
                              and assets of the Borrower and its subsidiaries
                              (excluding (i) sales of inventory in the ordinary course of business, (ii) sales of obsolete equipment up to an aggregate amount equal to $50 million and (iii) other exceptions to be agreed upon and subject to a 360-day reinvestment provision to be negotiated), and (b) of Extraordinary Receipts * (to be defined in the loan documentation and to exclude cash receipts in the ordinary course of business, and subject to a 360-day reinvestment provision to be negotiated), and, on and after a date to be mutually agreed, a percentage to be mutually agreed of Excess Cash
                              Flow (to be defined in the loan documentation) of the Borrower and its subsidiaries shall be applied to prepay ratably the principal repayment installments of each of the Credit Facilities on a pro rata basis.

Documentation:                The commitment of MSSF and BofA will be subject to
                              the negotiation, execution and delivery of definitive financing agreements (and related security documentation, guaranties, etc.)
                              consistent with the terms of this letter, in each case prepared by counsel to MSSF.


_________________________

 * This would include items such as tax refunds, indemnity payments, pension reversions and certain insurance proceeds that are probably not covered as "asset sale" proceeds.

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Conditions Precedent
to Initial Extension
of Credit:                    Those customarily found in credit agreements for
                              similar secured financings and others appropriate in the reasonable judgment of MSSF and BofA for the Transaction, including, without limitation, the following:

                              (a)  The final terms and conditions of the
                                   Transaction, including, without limitation, all legal and tax aspects thereof, shall be
                                   (i) as described in the Commitment Letter and otherwise consistent with the description thereof received in writing as part of the Pre-Commitment Information and (ii) to the extent any material terms of the Transaction are not so described or differ from such description, otherwise reasonably satisfactory to the Lenders.

                              (b) All documentation relating to the Senior Bank Financing, including a credit agreement incorporating substantially the terms and conditions outlined herein, and the other parts of the Transaction shall be in form and substance reasonably satisfactory to the Lenders.

                              (c)  The Lenders shall be satisfied with the
                                   corporate and legal structure and the terms and conditions of the capitalization of the Borrower and each of the Guarantors, including, without limitation, the charter and bylaws of the Borrower and each such Guarantor and each agreement or instrument relating thereto.

                              (d) All capital stock of the Borrower shall be owned by the Parent and all capital stock of the Borrower's subsidiaries shall be owned by the Borrower or one or more of the Borrower's subsidiaries, in each case free and clear of any lien, charge or encumbrance, other than the liens and security interests created under the loan documentation; the Lenders shall have a valid and perfected first priority (subject to certain exceptions to be set forth in the loan documentation) lien and security interest in such capital stock and in the other collateral referred to under the section "Security" above; all filings, recordations and searches necessary or desirable in connection with such liens and security interests shall have been duly made (subject to certain exceptions to be set forth in the loan documentation); and all filing and recording fees and taxes shall have been duly paid.

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                              (e)  There shall have occurred no material adverse
                                   change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Parent and its subsidiaries, taken as a whole.

                              (f)  There shall exist no action, suit,
                                   investigation, litigation or proceeding
                                   pending or threatened in any court or before any arbitrator or governmental or regulatory agency or authority that (i) could reasonably be expected to (A) have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its subsidiaries, taken as a whole, (B) materially adversely affect the ability of the Borrower or any Guarantor to perform its obligations under the loan documentation or
                                   (C) materially adversely affect the rights and remedies of the Administrative Agent and the Lenders under the loan documentation or
                                   (ii) could reasonably be expected to have a material adverse effect on the Transaction or the Senior Bank Financing (collectively, a "Material Adverse Effect").

                              (g) All governmental and third party consents and approvals necessary in connection with the Transaction and the Senior Bank Financing shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lenders) and shall remain in effect (other than any consents and approvals the absence of which, either individually or in the aggregate, would not have a Material Adverse Effect); all applicable waiting periods shall have expired without any material adverse action being taken by any competent authority; and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the Transaction or the Senior Bank Financing.

                              (h) All Pre-Commitment Information shall be true and correct in all material aspects; and no additional information shall have come to the attention of the Administrative Agent or the Lenders that could reasonably be expected to have a Material Adverse Effect.

                              (i) All loans made by the Lenders to the Borrower or any of its affiliates shall be in full compliance with the Federal Reserve's Margin Regulations.

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                    (j)  The Borrower and each Guarantor shall have delivered
                         certificates, in form and substance reasonably satisfactory to the Lenders, attesting to the Solvency (as hereinafter defined) of the Borrower and such Guarantor, as the case may be, in each case individually and together with its subsidiaries, taken as a whole, immediately before and immediately after giving effect to the Transaction, from their respective chief financial officers. As used herein, the term "Solvency" of any person means (i) the fair value of the property of such person exceeds its total liabilities (including, without limitation, contingent liabilities), (ii) the present fair saleable value of the assets of such person is not less than the amount that will be required to pay its probable liability on its debts as they become absolute and matured, (iii) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and
                         (iv) such person is not engaged, and is not about to engage, in business or a transaction for which its property would constitute an unreasonably small capital.

                    (k) The Lenders shall be reasonably satisfied with the nature and amount of any existing and potential environmental concerns associated with the facilities of the Borrower and its subsidiaries and with the Borrower's plans with respect thereto.

                    (l) The Lenders shall be satisfied that (i) the Borrower and its subsidiaries will be able to meet their respective obligations under all employee and retiree welfare plans, (ii) the employee benefit plans of the Borrower and its ERISA affiliates are, in all material respects, funded in accordance with the minimum statutory requirements, (iii) no "reportable event" (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such employee benefit plan and (iv) no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could reasonably be expected to result in a material liability.

                    (m) The Lenders shall be satisfied with the amount, types and terms and conditions of all insurance maintained by the Borrower and its subsidiaries, and the Lenders shall have received endorsements naming the Administrative Agent, on behalf of the Lenders, as an additional insured under all insurance policies to be maintained with respect to the

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                         properties of the Borrower and its subsidiaries forming
                         part of the Lenders' collateral described under the section "Security" above.

                    (n) The Lenders shall have completed a due diligence investigation of the Borrower and its subsidiaries in scope, and with results, satisfactory to the Lenders and shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its subsidiaries and shall have received such financial, business and other information regarding each of the foregoing persons as they shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, collective bargaining agreements and other arrangements with employees, annual financial statements dated December 31, 1998, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lenders' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the Closing Date), pro forma consolidated financial statements as to the Borrower and its subsidiaries, and forecasts prepared by management of the Borrower, in a form satisfactory to the Lenders, of balance sheets, income statements and cash flow statements on a monthly basis for the first year following the Closing Date and on an annual basis for each year thereafter during the term of the Senior Bank Financing.

                    (o) The Lenders shall have received (i) satisfactory opinions of counsel for the Borrower and the Guarantors and of local counsel for the Lenders as to the transactions contemplated hereby (including, without limitation, compliance with all applicable securities laws) and (ii) such corporate resolutions, certificates and other documents as the Lenders shall reasonably request.

                    (p) There shall exist no default under any of the loan documentation, and the representations and warranties of the Borrower, each of the Guarantors and each of their respective subsidiaries therein shall be true and correct immediately prior to, and after giving effect to, the initial extension of credit under the loan documentation.

                    (q) All accrued fees and expenses of the Administrative Agent, the Joint Lead Arrangers and the Lenders (including the fees and expenses of counsel for the Joint Lead Arrangers and local counsel for the Lenders) shall have been paid.

                         (r) The Joint Lead Arrangers and the Administrative Agent shall be satisfied that all appropriate offering documentation shall have been delivered to the Lenders on terms and conditions satisfactory to the Joint Lead Arrangers, the Administrative Agent and the Lenders.

Representations and
Warranties:              Those customarily found in credit agreements for
                         similar secured financings and others appropriate in the reasonable judgment of MSSF and BofA for the Transaction, including, without limitation, absence of any material adverse change in the business, condition
                         (financial or otherwise), operations, performance, properties or prospects of the Borrower and its subsidiaries, taken as a whole.

Covenants:               Those affirmative, negative and financial covenants
                         (applicable to the Parent and its subsidiaries) customarily found in credit agreements for similar secured financings and others appropriate in the reasonable judgment of MSSF and BofA for the Transaction, including, without limitation, the following:

                         (a)  Affirmative Covenants - (i) Compliance with laws
                              ---------------------
                              and regulations (including, without limitation, ERISA and environmental laws); (ii) payment of taxes and other obligations; (iii) maintenance of appropriate and adequate insurance; (iv) preservation of corporate existence, rights (charter and statutory), franchises, permits, licenses and approvals; (v) preparation of environmental reports; (vi) visitation and inspection rights; (vii) keeping of proper books in accordance with generally accepted accounting principles; (viii) maintenance of properties; (ix) performance of leases, related documents and other material agreements; (x) conducting transactions with affiliates on terms equivalent to those obtainable on an arm's-length basis; (xi) further assurances as to perfection and priority of security interests (subject to the exceptions set forth above under "Security"); (xii) grant of security on additional property and assets upon the occurrence of an Event of Default; and (xiii) customary financial and other reporting requirements (including, without limitation, audited annual financial statements and monthly and quarterly unaudited financial statements, in each case prepared on a consolidated and a consolidating basis, notices of defaults, compliance certificates, annual business plans and forecasts, reports to shareholders and other creditors and other business and financial information as any Lender shall reasonably request); in each of the foregoing cases, with such exceptions as may be agreed upon in the loan documentation.

                         (b)  Negative Covenants - Restrictions on (i) liens
                              ------------------
                              (other than (x) liens securing the Senior Bank Financing and (y) liens securing up to $200 million of debt under an additional facility (the "Additional Facility") to the extent that (1) such debt is permitted pursuant to clause (ii)(v) below, (2) no Default has occurred and is continuing or would result from the issuance of such debt, (3) such debt matures at least three months after the Credit Facilities, (4) the average life of the Additional Facility is longer that the average life of the Credit Facilities and
                              (5) the interest rate in respect of the Additional Facility is no greater than 0.50% per annum above the interest rate applicable to the Credit Facilities); (ii) debt, guaranties or other contingent obligations (including, without limitation, the subordination of all intercompany indebtedness on terms satisfactory to the Lenders) (other than (v) debt permitted pursuant to the incurrence test referred to under Financial Covenants below, (w) capitalized leases in an amount not to exceed $50 million, (x) other junior debt in an amount not to exceed $50 million so long as the maturity of such debt is at least three months following the final maturity of the Credit Facilities and the other terms and conditions of such debt is reasonably satisfactory to the Required Lenders, (y) other debt of the Parent so long as (1) a sufficient amount of cash to pay interest on the Credit Facilities for the next succeeding 24 months (in the reasonable judgment of the Administrative Agent) is deposited into escrow on terms and conditions that are mutually acceptable to the Administrative Agent and the Borrower, (2) the maturity of such debt is at least three months after the maturity of the Credit Facilities, (3) the Administrative Agent and the Required Lenders are reasonably satisfied that the Parent and its subsidiaries shall be in compliance with the provisions of the loan documentation for the period from the end of the escrow arrangements through the final maturity of the Credit Facilities and (4) the unsecured debt rating of the Parent shall not be downgraded by any rating agency by more than one level as a result of the issuance of such debt and (z) other exceptions to be agreed upon); (iii) mergers and consolidations; (iv) sales, transfers and other dispositions of assets (other than sales of inventory in the ordinary course of business); (v) loans, acquisitions, joint ventures and other investments (other than (x) stock for stock transactions and (y) other acquisitions, joint ventures and investments in an aggregate amount not to exceed $150 million plus 50% of the net cash proceed from any issuance of equity after the date of the Commitment Letter); (vi) dividends and other distributions to stockholders; (vii) creating new subsidiaries; (viii) becoming a general partner in any partnership; (ix) repurchasing shares of capital stock; (x) prepaying, redeeming or repurchasing debt; (xi) granting negative pledges other than to the Administrative Agent and the Lenders; (xii) changing the nature of its business; (xiii) amending organizational documents in any manner that could reasonably be expected to have a Material Adverse Effect, or amending or otherwise modifying any debt for borrowed money, any related document or any other material agreement in any manner that could reasonably be expected to have a Material Adverse Effect; and (xiv) changing accounting policies or reporting practices; in each of the foregoing cases, with such exceptions as may be agreed upon in the loan documentation.

                         (c)  Financial Covenants - There will be a incurrence
                              -------------------
                              test based on a minimum interest coverage of at least 1.25:1. The incurrence test will be calculated on a consolidated basis and EBITDA shall be calculated as the product of two times EBITDA for the two most recently ended fiscal quarters.

                         The affirmative and negative covenants summarized above shall be modified to be more similar to those contained in an indenture relating to high yield securities issued by a corporation similar to the Borrower.

Events of Default:       Those customarily found in credit agreements for
                         similar secured financings and others appropriate in the reasonable judgment of MSSF and BofA for the Transaction, including, without limitation, (a) failure to pay principal when due, or to pay interest or other amounts within three business days after the same becomes due, under the loan documentation; (b) any representation or warranty proving to have been materially incorrect when made or confirmed; (c) failure to perform or observe covenants set forth in the loan documentation within a specified period of time, where customary and appropriate, after notice or knowledge of such

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                         failure; (d) cross-defaults to other indebtedness in an
                         amount to be agreed in the loan documentation; (e) bankruptcy and insolvency defaults (with grace period for involuntary proceedings); (f) monetary judgment defaults in an amount to be agreed in the loan documentation and nonmonetary judgment defaults that could reasonably be expected to have a Material Adverse Effect; (g) impairment of loan documentation or security; (h) change of ownership or operating control; and (i) standard ERISA defaults.

Expenses:                The Borrower shall pay all of the Administrative
                         Agent's, the Joint Lead Arrangers' due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and all other out-of-pocket expenses reasonably incurred by the Administrative Agent or the Joint Lead Arrangers (including the reasonable fees and expenses of counsel for the Joint Lead Arrangers), whether or not any of the transactions contemplated hereby are consummated, as well as all expenses of the Administrative Agent in connection with the administration of the loan documentation. The Borrower shall also pay the reasonable expenses of the Administrative Agent, the Joint Lead Arrangers and the
                         Lenders in connection with the enforcement of any of the loan documentation.

Indemnity:               The Borrower will indemnify and hold harmless the
                         Administrative Agent, the Joint Lead Arrangers, each
                         Lender and each of their affiliates and their officers, directors, employees, agents and advisors from claims and losses relating to the Transaction or the Senior
                         Bank Financing.

Required Lenders:        Lenders holding loans and commitments representing more
                         than 50% of the aggregate amount of loans and commitments under the Senior Bank Financing.

Waivers &
Amendments:              Amendments and waivers of the provisions of the loan
                         agreement and other definitive credit documentation will require the approval of the Required Lenders, except that the consent of all affected Lenders be required with respect to (i) increases in commitment amounts, (ii) reductions of principal, interest, or fees, (iii) extensions of scheduled maturities or times for payment, and (iv) releases of all or substantially all of the collateral or any material guarantee.

Assignments and

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Participations:          Assignments may be non-pro rata and must be to Eligible
                         Assignees (as defined in the definitive loan documentation) and, in each case other than an assignment to a Lender or an assignment of the entirety of a Lender's interest in the Senior Bank Financing, in a minimum amount to be agreed (such amount to be reduced proportionately with reductions in the Senior Bank Financing). Each assignment shall be made with the consent of the Borrower (which consent cannot be unreasonably withheld) so long as no Event of Default has occurred and is continuing. Each Lender will also have the right, without consent of the Borrower or the Administrative Agent, to assign (i) as security all or part of its rights under the loan documentation to any Federal Reserve Bank and (ii) all or part of its rights or obligations under the loan documentation to any of its affiliates. No participation shall include voting rights, other than for reductions or postponements of amounts payable or releases of all or substantially all of the collateral.

Taxes: All payments to be free and clear of any present or future taxes, withholdings or other deductions whatsoever (other than income taxes in the jurisdiction of the Lender's applicable lending office). The Lenders will use reasonable efforts (consistent with their respective internal policies and legal and regulatory restrictions and so long as such efforts would not otherwise be disadvantageous to such Lenders) to minimize to the extent possible any applicable taxes and the Borrower will indemnify the Lenders and the Administrative Agent for such taxes paid by the Lenders or the Administrative Agent. If a Lender makes a request under this provision for indemnification, the Borrower shall have the right to replace such Lender under terms and conditions to be set forth in the loan documentation.

Miscellaneous:           Standard yield protection (including compliance with
                         risk-based capital guidelines, increased costs, payments free and clear of withholding taxes and interest period breakage indemnities), eurodollar illegality and similar provisions, defaulting lender provisions, waiver of jury trial, submission to jurisdiction and Year 2000 compliance provisions.

Governing Law:           New York.

Counsel for MSSF:        Shearman & Sterling.

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